UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

Jacobs Engineering Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-7463	95-4081636
(Commission File Number)	(IRS Employer Identification No.)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip Code)

(626) 578-3500

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2010, Jacobs Engineering Group Inc., along with certain of its subsidiaries (collectively, the “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Aker Solutions ASA and certain of its subsidiaries (collectively, “Aker”) pursuant to which the Company will acquire certain components of Aker’s process and construction business for $675 million in cash, adjusted for cash and debt acquired (the “Acquisition”).

The acquired business provides engineering, design, procurement, construction and project management, as well as consulting and maintenance, services in the mining and metals, oil and gas, and energy and environmental end-markets. Additionally, the acquired business owns and develops technologies and fabrication of specialty acid and chemical equipment for the mining, chemicals, water treatment and pulp and paper markets. The activities of the acquired business are carried on principally in the United States, South America, China, Australia and Western Europe.

Under the terms of the Agreement, which has been approved by the boards of directors of both the Company and Aker, the parties have agreed to customary representations and warranties, covenants and indemnification obligations. Aker has also agreed to certain non-competition arrangements. The Acquisition is not subject to approval by the stockholders of either the Company or Aker.

The consummation of the Acquisition is subject to customary closing conditions, including the expiration or termination of any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain other non-U.S. competition filings, completion of certain corporate reorganization matters on the part of Aker, and the delivery of certain ancillary documents and agreements. The parties currently expect that the Acquisition will close during the Company’s second fiscal quarter ending March 31, 2011.

The Agreement may be terminated by the Company if Aker’s warranties are untrue or become untrue in any material respect prior to closing, or in the event of a material breach by Aker of the Agreement. The Company may also terminate the Agreement in the event of certain material adverse effects on the acquired business.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on December 21, 2010 announcing its entry into the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language contained in such filing, but except as shall be expressly set forth by specific reference to this Item 7.01, including Exhibit 99.1 hereto, in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits *

99.1	Press Release of the Company dated December 21, 2010 announcing its entry into the Agreement.

*	The information contained in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language contained in such filing, but except as shall be expressly set forth by specific reference to Exhibit 99.1 in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2010	JACOBS ENGINEERING GROUP INC.

	By:	/s/ Thomas R. Hammond
	Name:	Thomas R. Hammond
	Title:	Executive Vice President, Operations

Exhibit Index

Exhibit No. *

99.1	Press Release of the Company dated December 21, 2010 announcing its entry into the Agreement.

*	The information contained in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language contained in such filing, but except as shall be expressly set forth by specific reference to Exhibit 99.1 in such filing.